EXHIBIT 10.20


                 SHORT TERM INCENTIVE BONUS PLAN
                               OF
                      DAYCO PRODUCTS, INC.





          Mark IV Industries, Inc., a Delaware corporation, whose corporate headquarters is located at One Towne Centre, 501 John James Audubon Parkway, Amherst, New York ("Mark IV") desires to establish a short term incentive bonus plan for certain key employees of Dayco Products, Inc. ("Dayco"), a Delaware corporation which is a wholly owned subsidiary of Mark IV and for certain key employees of the domestic and foreign subsidiaries and affiliates of Dayco. The purpose of this short term incentive bonus plan is to create an incentive for these key employees to implement management policies and procedures which will enable Dayco to achieve certain performance goals established by the executive officers of Mark IV.

          Mark IV desires to set forth in writing the general features of this short term incentive bonus plan. In consideration of the foregoing, Mark IV hereby adopts the following as the Short Term Incentive Bonus Plan of Dayco Products, Inc. (the "Plan") effective March 1, 1994:

          1. Eligibility and Participation. For purposes of this Plan, the executive officers of Mark IV whose principal place of employment is Mark IV's corporate headquarters (such executive officers, as a group, being hereinafter referred to as the "Committee") shall determine: (a) which employees of Dayco shall be eligible to receive short term incentive bonus awards (hereinafter "STI Awards") under the terms of this Plan; and (b) which employees of the domestic and foreign subsidiaries and affiliates of Dayco shall be eligible to receive STI Awards under the terms of this Plan.

          Notwithstanding the foregoing, unless otherwise specifically determined by the Compensation Committee of the Board of Directors of Mark IV, for each fiscal year of Mark IV that this Plan is in effect, each employee of Dayco that is an officer of Mark IV who, as a result of his position, duties and responsibilities, is required, pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, to report to the U.S. Securities and Exchange Commission, the amount of and any changes in his ownership of any common stock or equity securities of Mark IV (such employee being hereinafter referred to as an "Executive Officer") shall be eligible to receive STI Awards under the terms of this Plan.

          As soon as practicable following the date hereof, the Committee shall determine which employees of Dayco and which employees of Dayco's domestic and foreign subsidiaries and affiliates shall be eligible to receive STI Awards under the terms of this Plan. After making such determination, the Committee shall deliver to the President of Dayco a written statement which identifies all of the employees of Dayco and all of the employees of Dayco's domestic and foreign subsidiaries and affiliates, including any Executive Officers, that are eligible to receive STI Awards under the terms of this Plan.

          For purposes of this Plan, each employee of Dayco which the Committee has determined is eligible to receive STI Awards under the terms of this Plan and each employee of any domestic or foreign subsidiary or affiliate of Dayco which the Committee has determined is eligible to receive STI Awards under the terms of this Plan is hereinafter referred to as an "Eligible Employee". All such employees, for purposes of this Plan, are hereinafter referred to collectively as the "Eligible Employees".

          Except as otherwise provided below in this paragraph, once an employee has been identified by the Committee as being an Eligible Employee, such employee shall continue to be eligible to receive an STI Award for each fiscal year of Mark IV thereafter that this Plan is in effect.
Notwithstanding the foregoing, the Committee may, in its discretion, determine that an Eligible Employee should no longer be eligible to receive STI Awards under the terms of this Plan. In the event that the Committee determines that an Eligible Employee should no longer be eligible to receive STI Awards under the terms of this Plan, the Committee shall notify the President of Dayco and such employee that the Committee has determined that such employee is no longer eligible to receive an STI Award and such determination by the Committee shall be conclusive and binding on such employee. Thereafter, such employee shall not, unless otherwise determined by the Committee, in its discretion, and disclosed in writing to the President of Dayco, be eligible to receive any STI Award hereunder.

          2. Establishment of Maximum STI Percentages. At the time that the Committee determines which employees of Dayco will be Eligible Employees, the Committee shall, for each Eligible Employee (including employees who are Executive Officers) establish the maximum percentage of such Eligible Employee's base salary, (which base salary shall be determined as of the end of the fiscal year of Mark IV with respect to which any STI Award may be payable) which may be received by the Eligible Employee (prior to adjustment to reflect the inventory level Performance Criteria as described in Section 6 hereof). For purposes of this Plan, the maximum percentage of an Eligible Employee's base salary which is payable to an Eligible Employee for a fiscal year (without regard to any adjustment relating to the inventory level Performance Criteria described in Section 6 hereof) shall hereinafter be referred to as the "Maximum STI Percentage" with respect to any such Eligible Employee. The Committee shall, in the written statement which is delivered to the President of Dayco and which contains the list of the Eligible Employees, set forth the amount of the Maximum STI Percentage which may be paid with respect to each such Eligible Employee.

          3.   Establishment of Performance Criteria and Weighting Factors.
As soon as practicable after the beginning of each fiscal year of Mark IV in which this Plan is in effect, the Committee shall establish performance criteria (hereinafter "Performance Criteria") which shall be used for purposes of determining the amount of the STI Award, if any, which is payable to Eligible Employees for such fiscal year. The Performance Criteria which are established by the Committee shall pertain, to the global operating results of Dayco and to the operating results of each business unit of Dayco (hereinafter a "Business Unit") which any Eligible Employee is either employed by or a general manager of.

          In addition, as soon as practicable after the beginning of each fiscal year of Mark IV in which this Plan is in effect, the Committee shall establish factors (hereinafter "Weighting Factors") which may, for purposes of determining whether an Eligible Employee is entitled to receive an amount equal to the Maximum STI Percentage payable hereunder, give additional credit or place additional value on the achievement of certain Performance Criteria when compared to other Performance Criteria.

          Finally, as soon as practicable following the beginning of each fiscal year of Mark IV during which this Plan is in effect, the Committee shall deliver to the President of Dayco, a written statement of the Performance Criteria (both with respect to the global operating results of Dayco and the operating results of each separate Business Unit of Dayco which any Eligible Employee is either employed by or the general manager of) and the Weighting Factors which shall be used by the Committee to determine the amount, if any, of the STI Award which is payable to Eligible Employees of Dayco.

          4. Adjustments to Reflect Business Unit Management Responsibilities. If an Eligible Employee is an employee or general manager of any Business Unit, unless otherwise modified by the Committee, in its discretion, after the Maximum STI Percentage has been established, fifty percent (50%) of the Maximum STI Percentage which is payable to such Eligible Employee shall be allocated by the Committee based on the degree to which the Performance Criteria and Weighting Factors established by the Committee, for the Business Unit by whom the Eligible Employee is employed have been met or exceeded. The remaining fifty percent (50%) of the amount of the Maximum STI Percentage which is payable to such Eligible Employee shall be based on the degree to which Dayco's global operations have met or exceeded the Performance Criteria established by the Committee for Dayco's global operations.

          5. General Identification of Performance Criteria and Weighting Factors. In general, unless otherwise modified by the Committee, in its discretion, the Performance Criteria used by the Committee shall be based on operating profit, cash flow and inventory levels established by the Committee for Dayco and each Dayco Business Unit for each fiscal year of Mark IV in which the Plan is in effect. The operating profit and cash flow Performance Criteria shall be adjusted by the Weighting Factors described in the following paragraph for purposes of determining the amount of the STI Awards prior to the special adjustment for the inventory level Performance Criteria provided for by Section 6 hereof.

          Unless otherwise modified by the Committee, in its discretion, the Weighting Factors to be applied to the Maximum STI Percentage shall be such that seventy percent (70%) of the Maximum STI Percentage of an Eligible Employee shall be determined based on the degree to which the operating profit Performance Criteria (whether determined with respect to a Business Unit or with respect to the global operating results of Dayco) have been met or exceeded and thirty percent (30%) of the Maximum STI Percentage of an Eligible Employee shall be determined based on the degree to which the cash flow Performance Criteria (whether determined with respect to a Business Unit or with respect to the global operating results of Dayco) have been met or exceeded.

          6. Special Adjustment for Inventory Levels. Unless otherwise modified by the Committee, in its discretion, the inventory level Performance Criteria shall be applied as an over-all adjustment to the amount of the STI Award payable to any Eligible Employee. Accordingly, if the inventory level Performance Criteria are met or exceeded, the actual dollar amount of the STI Award which is payable to an Eligible Employee may be greater than the percentage of the Eligible Employee's base salary which has been identified as the Maximum STI Percentage. Conversely, if the inventory level performance criteria are not met, the actual amount of the STI Award which is payable to an Eligible Employee may be less than the percentage of the Eligible Employee's base salary which has been identified as the Maximum STI Percentage even though, based on the degree to which the operating profit and cash flow Performance Criteria have been met or exceeded, the Eligible Employee would otherwise be eligible to receive an STI Award equal to the Maximum STI Percentage.

          7. Information Regarding Performance Criteria and Weighting Factors. As soon as practicable following the written request of any Eligible Employee, the Committee shall provide such Eligible Employee a written statement of the Maximum STI Percentage payable to such Eligible Employee, a statement of the specific Performance Criteria to be achieved with respect to such Eligible Employee and the Weighting Factors applied to such Performance Criteria and such other information as may reasonably be necessary to enable the Eligible Employee to determine the amount of the STI Award which would be payable to him based on the degree to which the Performance Criteria established with respect to such Eligible Employee have been met or exceeded.

          8. Modification of STI Award Criteria. The Committee may, at any time, in its discretion, modify, amend or revise the list of Eligible Employees, the nature or type of the Performance Criteria which are used for purposes of determining whether STI Awards are payable, the Weighting Factors applied for purposes of determining the amount of the STI Awards which are payable and any other factors or criteria used for determining the amount of the STI Awards which may be payable under the terms of this Plan for any fiscal year of Mark IV.

          Notwithstanding the foregoing or anything to the contrary contained in this Plan, after the Performance Criteria, Weighting Factors and the Maximum STI Percentage payable to an Eligible Employee for a fiscal year have been established by the Committee, such Performance Criteria, Weighting Factors and Maximum STI Percentage payable to such Eligible Employee shall continue to be effective for all subsequent fiscal years that this Plan is in effect until modified, revised or amended by the Committee.

          The Committee shall, as soon as practicable following any amendment, modification or revision made by the Committee for a fiscal year with respect to the Performance Criteria, Weighting Factors, Maximum STI Percentage payable or any other criteria or factors relating to the determination of such STI Award for a fiscal year, deliver written notice of these changes to the President of Dayco and the affected Eligible Employees.

          9. Amount of STI Awards. As soon as practicable following the end of each fiscal year of Mark IV that this Plan is in effect, the amount of the STI Award for each Eligible Employee shall be determined by the Committee based on the degree to which the operating profit, cash flow, inventory level and any other Performance Criteria established by the Committee for such fiscal year have been met or exceeded and by the Weighting Factors established for such Performance Criteria the Committee. As soon as practicable after the Committee determines the amount of the STI Award which is payable to an Eligible Employee for a fiscal year, the Committee shall notify the Eligible Employee, in writing, of the amount of the STI Award payable to the Eligible Employer for such fiscal year. Notwithstanding the foregoing, or anything to the contrary contained herein, the amount of any STI Award payable to an Eligible Employee for a fiscal year, as determined by the Committee, shall be conclusive and binding on the Eligible Employee.

          10. Payment of STI Awards. STI Awards shall be paid to each Eligible Employee that is entitled to receive such an award as soon as practicable following the end of the fiscal year of Mark IV with respect to which such STI Award is payable. However, notwithstanding the foregoing, any increases in the amount of the STI Award resulting from the attainment of the inventory Performance Criteria shall be payable in substantially equal installments over a period of three years. The Committee shall adjust any deferred amounts which are distributed to an Eligible Employee in subsequent years to reflect earnings which could have been realized with respect to such amounts had such amounts been invested in a "prime" based interest bearing account or in Mark IV common stock, whichever hypothetical investment would provide a greater investment return. In addition, if the inventory level Performance Criteria which have been established with respect to an Eligible Employee have not been met, the amount of an STI Award which has been deferred for payment in subsequent years due to an adjustment made to reflect the achievement of inventory Performance Criteria in previous fiscal years may be reduced or eliminated in order to offset the reduction in the STI Award attributable to a subsequent failure to meet the inventory level Performance Criteria.

          11. Termination of Employment. In the event that the employment of an Eligible Employee is terminated during a fiscal year of Mark IV in which this Plan is in effect, either voluntarily by the Eligible Employee or for cause, unless such Eligible Employee is otherwise specifically entitled to payment of all or any portion of the STI Award payable for such fiscal year pursuant to the terms of a written employment agreement between such Employee and Dayco, such Eligible Employee shall not be entitled to receive payment of an STI Award under the terms of this Plan for such fiscal year.

          12. Termination. Mark IV by action of the Committee or its Board of Directors, shall have the right at any time, and without notice to Eligible Employees, to terminate this Plan provided that, no such termination shall affect any Eligible Employee's right to payment of any STI Award after the amount of such incentive bonus award has been determined to be payable for a fiscal year.

          13.  No Rights Created by Plan - Terms of Employment Not
Affected. Neither the establishment of the Plan nor any modification hereof, nor the payment of any STI Award hereunder shall be construed as giving to any Eligible Employee or any other person, any legal or equitable right against Dayco or Mark IV or any officer or employee thereof, or the Committee, except as herein provided. Under no circumstances shall participation in this Plan constitute a contract of continuing employment or in any manner obligate Dayco or Mark IV to continue the services of an Eligible Employee.

          14. Eligible Employee's Rights Unsecured. This Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Dayco or Mark IV for payment of any STI Awards hereunder. The rights of an Eligible Employee to receive a any STI Award hereunder shall be an unsecured claim against the general assets of the Company and Eligible Employees shall not have any rights in or against any specific assets of the Company.

          15. No Guaranty of Benefits. Nothing contained in this Plan shall be deemed to constitute a guaranty by the Mark IV, Dayco or any other entity or person that the assets of the Mark IV or Dayco will be sufficient to pay the benefits hereunder.

          16. Headings No Part of Plan. Headings of articles, sections and subsections herein are inserted for convenience of reference only. They constitute no part of this Plan and are not to be construed in the construction hereof.

          17. Effective Date and Duration. This Plan shall be effective March 1, 1994 and for each fiscal year thereafter until terminated in accordance with Section 12 hereof.

     IN WITNESS WHEREOF, Mark IV Industries, Inc. has caused this Plan to be executed as of the 30th day of March, 1994.



                              MARK IV INDUSTRIES, INC.



                              By:   /s/ William P. Montague
                                   William P. Montague
                                   Executive Vice President